Exhibit 99 (e)(2)

Ohio National Life Assurance Corporation/Cincinnati	One Financial Way
Cincinnati, Ohio 45242
P.O. Box 237
Cincinnati, Ohio 45201-0237
Variable Life Insurance Application Supplement
1. Insured/Applicant

a. First Name	Middle Name (no initials, please)	Last Name

b. Date of Birth	c. Social Security Number

2. Owner (If other than Insured)

a. First Name	Middle Name (no initials, please)	Last Name

b. Date of Birth	c. Social Security Number

3. Source of Premium Payment(s) (Check one or more)

☐ Current Income	☐ Insurance or annuity death benefit

☐ Cash savings	☐ Sale of personal property or real estate

☐ Securities presently held	☐ Employer	☐ Other

☐ Insurance or annuity cash value	☐ Relative		Provide Source
4. Allocation of Net Premium
Allocation: Split amount among Subaccounts (Individual allocations must represent a whole percent with the total equalling 100%).

%	%
%	%
%	%
%	%
%	%
%	%
5. Modified Endowment Contract (MEC) Elections as described in Prospectus
☐	I elect a Modified Endowment Contract

☐	Hold my payment for up to 10 business days
     For more information, see Form 2575 on MECs
6. Telephone Transfers
     Telephone Transfers are authorized as described in the prospectus:
     ☐    Yes           ☐     No     Owner’s Initials

Form 6456-rev. 5/08	1	may 2008 funds

7. Mutual Agreements
a.	I have received the current prospectus for the Variable Life Insurance policy;

b.	I have received a policy illustration demonstrating hypothetical results based on anticipated premium payments and death benefits for the Insured’s age, sex and underwriting class;

c.	I understand that the death benefit (except supplementary benefits) may increase or decrease depending on the policy’s investment return;

d.	I understand that the cash values may increase or decrease depending on the policy’s investment return and that there is no guaranteed minimum cash value;

e.	I understand that any illustration of past historical investment returns is not an indication of future investment performance;

f.	I believe that this policy will meet my insurance needs and financial objectives; and

g.	Net premium payments (as described in the prospectus) are to be allocated to the Fixed Account and/or the Subaccounts as indicated in 4. Allocation of Net Premium. (See page 3 for complete list of Subaccounts.)

Signature of Applicant (Owner if other than Insured)	Signature of Registered Representative

Date

Form 6456-rev. 5/08	2	may 2008 funds

Available Subaccounts
(Effective 5/1/08)

Ohio National Fund, Inc.	Adviser (Subadviser)
Aggressive Growth Portfolio	(Janus Capital Management LLC)
Balanced Portfolio	(ICON Advisers, Inc.)
Bond Portfolio	Ohio National Investments, Inc.
Bristol Portfolio	(Suffolk Capital Management, LLC)
Bryton Growth Portfolio	(Suffolk Capital Management, LLC)
Capital Appreciation Portfolio	(Jennison Associates LLC)
Capital Growth Portfolio	(Eagle Asset Management, Inc.)
Equity Portfolio	(Legg Mason Capital Management Inc)
High Income Bond Portfolio	(Federated Investment Management Company)
Income Opportunity Portfolio	(ICON Advisers, Inc.)
International Portfolio	(Federated Global Investment Management Corp.)
International Small Company Portfolio	(Federated Global Investment Management Corp.)
Mid Cap Opportunity Portfolio	(RS Investment Management, L.P. )
Millennium Portfolio	(Neuberger Berman Management Inc.)
Money Market Portfolio	Ohio National Investments, Inc.
Nasdaq 100® Index Portfolio	Ohio National Investments, Inc.
Omni Portfolio	(Suffolk Capital Management, LLC)
S&P 500 Index® Portfolio	Ohio National Investments, Inc.
Small Cap Growth Portfolio	(Janus Capital Management LLC)
Strategic Value Portfolio (formerly Blue Chip)	(Federated Equity Management Company of Pennsylvania)
Target Equity/Income Portfolio	(First Trust Advisors L.P.)
Target VIP Portfolio	(First Trust Advisors L.P.)
U.S. Equity Portfolio	(ICON Advisors, Inc.)

Fixed Account	Ohio National Life Assurance Corporation

Calvert Variable Series, Inc.
Social Equity Portfolio	Calvert Asset Management Company, Inc.
(Atlanta Capital Management Company, L.L.C.)

Dreyfus Variable Investment Fund (Services Shares)
Appreciation Portfolio	The Dreyfus Corporation (Fayez Sarofim & Co.)

Fidelity®Variable Insurance Products Fund (Service Class 2 Shares)
VIP Contrafund® Portfolio	Fidelity Management & Research Company
VIP Equity-Income Portfolio	Fidelity Management & Research Company
VIP Growth Portfolio	Fidelity Management & Research Company
VIP Mid Cap Portfolio	Fidelity Management & Research Company

Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)
Franklin Flex Cap Growth Securities Fund	Franklin Advisers, Inc.
Franklin Income Securities Fund	Franklin Advisers, Inc.
Templeton Foreign Securities Fund	Templeton Investment Counsel, LLC

Goldman Sachs Variable Insurance Trust (Institutional Sales)
Goldman Sachs Capital Growth Fund	Goldman Sachs Asset Management, L.P.
Goldman Sachs Growth and Income Fund	Goldman Sachs Asset Management, L.P.
Goldman Sachs Structured U.S. Equity Fund	Goldman Sachs Asset Management, L.P.

Janus Aspen Series (Service Shares)
Balanced Portfolio	Janus Capital Management LLC
Large Cap Growth Portfolio	Janus Capital Management LLC
International Growth Portfolio	Janus Capital Management LLC
Worldwide Growth Portfolio	Janus Capital Management LLC

Form 6456-rev. 5/08	3	may 2008 funds

Available Subaccounts
(Effective 5/1/08)

Ohio National Fund, Inc.	Adviser (Subadviser)

J.P. Morgan Series Trust II
JPMorgan Mid Cap Value Portfolio	J.P. Morgan Asset Management
JPMorgan Small Company Portfolio	J.P. Morgan Asset Management

Lazard Retirement Series, Inc. (Service Shares)
Lazard Retirement Emerging Markets Equity Portfolio	Lazard Asset Management LLC
Lazard Retirement U.S. Small Cap Equity Portfolio	Lazard Asset Management LLC
Lazard Retirement U.S. Strategic Equity Portfolio	Lazard Asset Management LLC
Lazard Retirement International Equity Portfolio	Lazard Asset Management LLC

Legg Mason Partners Variable Equity Trust (Class I Shares)
Legg Mason Partners Variable Capital and Income Portfolio	Legg Mason Partners Fund Advisor, LLC
(ClearBridge Advisors, LLC & Western Asset Mgmt. Co.)
Legg Mason Partners Variable Fundamental Value Portfolio	Legg Mason Partners Fund Advisor, LLC
(ClearBridge Advisors, LLC)
Legg Mason Partners Variable Investors Portfolio	Legg Mason Partners Fund Advisor, LLC
(ClearBridge Advisors, LLC)

MFS®Variable Insurance TrustSM (Service Class Shares)
MFS®Investors Growth Stock Series	Massachusetts Financial Services Company
MFS®Mid Cap Growth Series	Massachusetts Financial Services Company
MFS® New Discovery Series	Massachusetts Financial Services Company
MFS®Total Return Series	Massachusetts Financial Services Company

Neuberger Berman Advisers Management Trust (Class S Shares)
Advisers Management Trust Regency Portfolio	Neuberger Berman Management Inc.

PIMCO Variable Insurance Trust (Administrative Class Shares)
Global Bond Portfolio (Unhedged)	Pacific Investment Management Company LLC
Real Return Portfolio Pacific	Investment Management Company LLC
Total Return Portfolio Pacific	Investment Management Company LLC

The Prudential Series Fund, Inc. (Class II Shares)
Jennison Portfolio	Prudential Investment LLC (Jennison Associates LLC)
Jennison 20/20 Focus Portfolio	Prudential Investment LLC (Jennison Associates LLC)

Royce Capital Fund
Royce Micro-Cap Portfolio	Royce and Associates, LLC
Royce Small-Cap Portfolio	Royce and Associates, LLC

The Universal Institutional Funds, Inc. (Class II Shares)
Core Plus Fixed Income Portfolio	Van Kampen/Morgan Stanley Investment Management Inc.
Capital Growth Portfolio	Van Kampen/Morgan Stanley Investment Management Inc.
International Growth Equity Portfolio	Van Kampen/Morgan Stanley Investment Management Inc.
U.S. Real Estate Portfolio	Van Kampen/Morgan Stanley Investment Management Inc.

Form 6456-rev. 5/08	4	may 2008 funds